Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Thrivent Mutual Funds of our reports dated December 19, 2019 and February 19, 2019, relating to the financial statements and financial highlights, which appear in Thrivent Mutual Funds’ Annual Reports on Form N-CSR for the years ended October 31, 2019 and December 31, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights”, and “Service Provider” in such Registration Statement.

Minneapolis, MN
February 26, 2020